UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYTR	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2019, the Board of Directors (the “Board”) of CytRx Corporation (the “Company”), authorized and declared a dividend to stockholders of record at the close of business on December 23, 2019 (the “Record Date”) of one preferred share purchase right (a “Right”) for each outstanding share of common stock, $0.001 par value per share (“Common Stock”), of the Company. Each Right entitles the holder to purchase from the Company one one-thousandth (subject to adjustment) of one share of Series B Junior Participating Preferred Stock, $0.01 par value per share (“Preferred Stock”) of the Company at an exercise price of $5.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”). The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of December 13, 2019, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

The following is a summary of the principal terms of the Rights and the Rights Agreement:

The Board declared a dividend of one Right for each outstanding share of Common Stock. Prior to the Distribution Date referred to below, (i) the Rights will be evidenced by and trade with the certificates for the shares of Common Stock (or, with respect to any uncertificated Common Stock registered in book-entry form, by notation in book-entry), and no separate rights certificates will be distributed; (ii) new certificates for shares of Common Stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated shares of Common Stock registered in book-entry form, this legend will be contained in a notation in book-entry); (iii) the surrender for transfer of any certificates for shares of Common Stock (or the surrender for transfer of any uncertificated shares of Common Stock registered in book-entry form) will also constitute the transfer of the Rights associated with such Common Stock; and (iv) the Rights will accompany any new shares of Common Stock that are issued after the Record Date.

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable following the earlier of (i) the tenth (10th) business day after a public announcement that either discloses that a person or a group of related persons has acquired beneficial ownership of fifteen percent (15%) or more of the Common Stock other than as a result of repurchases of Common Stock by the Company or certain inadvertent acquisitions (an “Acquiring Person”) or information which reveals the existence of an Acquiring Person, or (ii) the tenth (10th) business day or such later date as may be determined by the Board, after a person or a group of related persons announce or commence a tender or exchange offer that would result in a person or a group of related persons becoming an Acquiring Person. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities. The date on which the Rights separate from the Common Stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Stock. Thereafter, such Rights certificates alone will represent the Rights.

The Rights Agreement provides that an Acquiring Person does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan of the Company. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. The Rights Agreement also provides that any person that would otherwise be deemed an Acquiring Person as of the date of the adoption of the Rights Agreement will be exempted but only for so long as neither it nor any of its Related Persons (as defined in the Rights Agreement) acquire or are deemed to acquire, without the prior approval of the Board, beneficial ownership of any additional Common Stock following the adoption of the Rights Agreement.

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After the Distribution Date, each Right will entitle the holder to purchase, for the Purchase Price, one one-thousandth of a share of Preferred Stock having economic and other terms similar to that of one share of Common Stock. This portion of a share of Preferred Stock is intended to give a stockholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock.

If a person or group of related persons becomes an Acquiring Person, then each Right will entitle the holder thereof to purchase, upon payment of the Purchase Price, in accordance with the terms of the Rights Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, a number of shares of Common Stock or, in certain circumstances, cash, property or other securities of the Company having a then-current market value of twice the Purchase Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

If, after an Acquiring Person obtains fifteen percent (15%) or more of the Common Stock, (i) the Company merges into another entity, (ii) an acquiring entity merges into the Company and in connection with such transaction all or part of the outstanding shares of Common Stock are converted into stock or other securities of another entity, cash, or other property or (iii) the Company sells or transfers fifty percent (50%) or more of its assets or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, upon payment of the Purchase Price, in accordance with the terms of the Rights Agreement, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Purchase Price.

The Rights will be redeemable at the Board’s sole discretion for $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) at any time ending on the earlier of (i) the tenth (10th) business day (or such later date as may be determined by the Board) after the public announcement that a person has acquired beneficial ownership of fifteen percent (15%) or more of the Common Stock and (ii) the final expiration date of the Rights Agreement. Until such time as the Rights are no longer redeemable by the Company, the Rights are not exercisable. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend, a stock split or similar transaction.

At any time after the date on which a person beneficially owns fifteen percent (15%) or more of the Common Stock and prior to the acquisition by the person of fifty percent (50%) or more of the Common Stock, the Board may exchange the Rights (other than Rights owned by the Acquiring Person or any Related Person, which would have become void), in whole or in part, for Common Stock at an exchange ratio (subject to adjustment) of one share of Common Stock per Right (or, if insufficient shares are available, the Company may issue preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the Rights).

The Rights will expire at or prior to the earlier of (i) December 13, 2029, or (ii) the redemption or exchange of the Rights as described above.

The terms of the Rights and the Rights Agreement may be amended by action of the Board in any respect without the consent of the holders of the Rights on or prior to the time a person becomes an Acquiring Person. Thereafter, the terms of the Rights and the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of the Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

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The Board may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock.

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

The foregoing summary is qualified in its entirety by reference to the complete text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2019, the Company entered into a First Amendment to Amended and Restated Employment Agreement (the “Amendment”) with Steven A. Kriegsman, Chairman and Chief Executive Officer, which made the following changes to Mr. Kriegsman’s Amended and Restated Employment Agreement, dated March 26, 2019 (the “Employment Agreement”):

(i)	The term of the Employment Agreement was extended to December 31, 2024;

(ii)	Mr. Kriegsman was awarded a grant of fully-vested stock options to purchase 3,000,000 shares of Common Stock under the Company’s 2019 Stock Incentive Plan, with an exercise price equal to the Fair Market Value (as defined in the Stock Incentive Plan Plan) of the Common Stock on the date of grant; and

(iii)	Mr. Kriegsman is entitled to receive payments equal to ten percent (10%) of the gross milestone and royalty payments received by the Company (or its successor or assigns) from Orphazyme A/S (or its successor or assigns) in respect of Arimoclomol and certain covered diseases indicated in the Amendment, following the sale of certain assets relating to the Company’s molecular chaperone regulation technology to Orphazyme pursuant to the Asset Purchase Agreement, dated May 13, 2011, less any applicable tax withholdings.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the of the Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, effective December 18, 2019 the Company filed a Certificate of Designation of Series B Junior Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, powers and preferences of the Preferred Stock. A copy of the Certificate of Designation is filed as Exhibit 3.1, and is incorporated herein by reference.

In addition, effective December 18, 2019 the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination of the previously designated Series A Junior Participating Preferred Stock, and a Certificate of Elimination of the previously designated Series B Convertible Preferred Stock. The Certificates of Elimination had the effect of eliminating from the Company’s Restated Certificate of Incorporation, as amended, all matters set forth in the Certificate of Designation of the Series A Preferred Stock and Certificate of Designation of the Series B Preferred Stock, both of which were previously filed by the Company. Copies of the Certificates of Elimination are filed as Exhibits 3.2 and 3.3, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series B Junior Participating Preferred Stock
3.2	Certificate of Elimination of Designation of Series A Junior Participating Preferred Stock
3.3	Certificate of Elimination of Series B Convertible Preferred Stock
4.1	Rights Agreement, dated as of December 13, 2019, by and between CytRx Corporation and American Stock Transfer & Trust Company, LLC, as rights agent.
4.2	Form of Rights Certificate
10.1	First Amendment to Amended and Restated Employment Agreement, dated December 13, 2019, by and between CytRx Corporation and Steven A. Kriegsman
99.1	Summary of Rights to Purchase Series B Junior Participating Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: December 19, 2019	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer

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